Exhibit 99.1

Paycom Software, Inc. Reports Second Quarter 2024 Results

Second Quarter Revenues of $438 million, up 9% from the comparable prior year period

Second Quarter GAAP Net Income of $68 million, representing 16% of total revenues, or $1.20 per diluted share

Second Quarter Non-GAAP Net Income of $92 million, or $1.62 per diluted share

Second Quarter Adjusted EBITDA of $160 million, representing 36% of total revenues

OKLAHOMA CITY – July 31, 2024 – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended June 30, 2024.

"During the second quarter, our outside sales team delivered solid performance with robust new logo adds, as we continue to sell the most automated solution on the market,” said Paycom founder, CEO and chairman, Chad Richison. “We continue to extend our product lead as we eclipse the industry with even greater automation.”

Financial Highlights for the Second Quarter of 2024

Total Revenues of $437.5 million represented a 9.1% increase compared to total revenues of $401.1 million in the same period last year. Recurring revenues of $430.4 million increased 9.1% from the comparable prior year period and constituted 98.4% of total revenues.

GAAP Net Income was $68.0 million, or $1.20 per diluted share, compared to GAAP net income of $64.5 million, or $1.11 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $91.8 million, or $1.62 per diluted share, compared to $94.3 million, or $1.62 per diluted share, in the same period last year.

Adjusted EBITDA1 was $159.7 million, compared to $156.6 million in the same period last year.

Cash and Cash Equivalents were $346.5 million as of June 30, 2024, compared to $294.0 million as of December 31, 2023. During the quarter ended June 30, 2024, Paycom paid $21.2 million in cash dividends and repurchased 573,743 shares of common stock for $90.1 million, in the aggregate.

Total Debt was $0 as of June 30, 2024 and December 31, 2023.

1Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending September 30, 2024 and the year ending December 31, 2024.

Quarter Ending September 30, 2024:

Total Revenues in the range of $444 million to $449 million.

Adjusted EBITDA in the range of $155 million to $159 million.

Year Ending December 31, 2024:

Total Revenues in the range of $1.860 billion to $1.875 billion.

Adjusted EBITDA in the range of $727 million to $737 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward-looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin and non-GAAP effective income tax rate. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and any loss on the extinguishment of debt, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and any loss on the extinguishment of debt, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, and (viii) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, paying dividends, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses, total research and development costs and GAAP effective income tax rate. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies, and other companies may not calculate such measures in the same manner as we do.

Conference Call Details

In conjunction with this announcement, Paycom will host a conference call today, July 31, 2024, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 470-1428 (domestic) or (404) 975-4839 (international) and provide 399008 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

For 25 years, Paycom Software, Inc. (NYSE: PAYC) has simplified businesses and the lives of their employees through easy-to-use HR and payroll technology to empower transparency through direct access to their data. And thanks to its industry-first solution, Beti®, employees now do their own payroll and are guided to find and fix costly errors before payroll submission. From onboarding and benefits enrollment to talent management and more, Paycom’s software streamlines processes, drives efficiencies and gives employees power over their own HR information, all in a single app. Recognized nationally for its technology and workplace culture, Paycom can now serve businesses of all sizes in the U.S. and internationally.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; competition; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth, including internationally; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the return on investment for users of our solution; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements are based only on information currently available to us, speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except per share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$346,456	$294,025
Accounts receivable	20,034	16,442
Prepaid expenses	46,529	37,613
Inventory	1,415	1,383
Income tax receivable	—	18,391
Deferred contract costs	128,728	118,206
Current assets before funds held for clients	543,162	486,060
Funds held for clients	2,303,159	2,327,366
Total current assets	2,846,321	2,813,426
Property and equipment, net	531,884	498,197
Intangible assets, net	48,159	50,112
Goodwill	51,889	51,889
Long-term deferred contract costs	727,956	680,272
Other assets	106,535	103,643
Total assets	$4,312,744	$4,197,539
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,997	$13,875
Income tax payable	10,281	—
Accrued commissions and bonuses	22,227	30,492
Accrued payroll and vacation	60,533	56,086
Deferred revenue	31,432	22,812
Accrued expenses and other current liabilities	84,215	83,302
Current liabilities before client funds obligation	223,685	206,567
Client funds obligation	2,303,198	2,328,076
Total current liabilities	2,526,883	2,534,643
Deferred income tax liabilities, net	136,213	143,750
Long-term deferred revenue	110,928	107,657
Other long-term liabilities	112,189	108,453
Total long-term liabilities	359,330	359,860
Total liabilities	2,886,213	2,894,503
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,887 and 62,675 shares issued at June 30, 2024 and December 31, 2023, respectively; 56,151 and 56,528 shares outstanding at June 30, 2024 and December 31, 2023, respectively)	629	627
Additional paid-in capital	667,197	724,493
Retained earnings	1,743,608	1,469,981
Accumulated other comprehensive earnings (loss)	(305)	(1,039)
Treasury stock, at cost (6,736 and 6,147 shares at June 30, 2024 and December 31, 2023, respectively)	(984,598)	(891,026)
Total stockholders’ equity	1,426,531	1,303,036
Total liabilities and stockholders’ equity	$4,312,744	$4,197,539

Paycom Software, Inc.

Unaudited Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Recurring	$430,400	$394,522	$922,296	$838,943
Implementation and other	7,112	6,617	15,097	13,833
Total revenues	437,512	401,139	937,393	852,776
Cost of revenues
Operating expenses	67,451	54,617	131,121	107,702
Depreciation and amortization	16,433	12,811	31,394	24,958
Total cost of revenues	83,884	67,428	162,515	132,660
Administrative expenses
Sales and marketing	106,864	106,435	222,388	210,009
Research and development	62,371	49,118	112,880	91,787
General and administrative	70,072	75,965	21,968	141,570
Depreciation and amortization	19,181	14,927	36,688	29,052
Total administrative expenses	258,488	246,445	393,924	472,418
Total operating expenses	342,372	313,873	556,439	605,078
Operating income	95,140	87,266	380,954	247,698
Interest expense	(782)	(602)	(1,564)	(1,439)
Other income (expense), net	4,787	6,183	9,796	12,187
Income before income taxes	99,145	92,847	389,186	258,446
Provision for income taxes	31,175	28,331	74,029	74,634
Net income	$67,970	$64,516	$315,157	$183,812
Earnings per share, basic	$1.20	$1.11	$5.58	$3.17
Earnings per share, diluted	$1.20	$1.11	$5.57	$3.17
Weighted average shares outstanding:
Basic	56,451	57,920	56,499	57,895
Diluted	56,771	58,033	56,548	58,050
Comprehensive earnings:
Net income	$67,970	$64,516	$315,157	$183,812
Unrealized net gains on available-for-sale securities	318	(235)	1,155	815
Tax effect	(128)	95	(421)	(105)
Other comprehensive income, net of tax	190	(140)	734	710
Comprehensive earnings:	$68,160	$64,376	$315,891	$184,522

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$315,157	$183,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,082	54,010
Accretion of discount on available-for-sale securities	(108)	(253)
Non-cash marketing expense	798	839
Loss (Gain) on disposition of property and equipment	12	(21)
Amortization of debt issuance costs	552	620
Stock-based compensation expense	(69,670)	63,185
Deferred income taxes, net	(7,798)	1,706
Other	(161)	111
Changes in operating assets and liabilities:
Accounts receivable	(3,592)	6,650
Prepaid expenses	(8,345)	(10,597)
Inventory	431	336
Other assets	(3,445)	(9,057)
Deferred contract costs	(55,198)	(62,489)
Accounts payable	91	(10,277)
Income taxes, net	28,672	3,645
Accrued commissions and bonuses	(8,265)	(6,560)
Accrued payroll and vacation	4,197	4,954
Deferred revenue	11,891	6,817
Accrued expenses and other current liabilities	7,431	24,560
Net cash provided by operating activities	280,732	251,991
Cash flows from investing activities
Purchases of investments from funds held for clients	—	(25,000)
Proceeds from investments from funds held for clients	165,000	25,000
Purchases of property and equipment	(93,335)	(83,422)
Proceeds from sale of property and equipment	13	44
Net cash provided by (used in) investing activities	71,678	(83,378)
Cash flows from financing activities
Repurchases of common stock	(80,761)	—
Withholding taxes paid related to net share settlements	(12,410)	(11,067)
Dividends paid	(42,400)	(21,731)
Net change in client funds obligation	(24,878)	(201,552)
Net cash (used in) financing activities	(160,449)	(234,350)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	191,961	(65,737)
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	2,422,760	2,409,095
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,614,721	$2,343,358

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2024	2023
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$346,456	$536,545
Restricted cash included in funds held for clients	2,268,265	1,806,813
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,614,721	$2,343,358

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$8,507	$11,968
Stock-based compensation for capitalized software	$8,797	$7,752
Right of use assets obtained in exchange for operating lease liabilities	$11,933	$16,341

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income to adjusted EBITDA:
Net income	$67,970	$64,516	$315,157	$183,812
Interest expense	782	602	1,564	1,439
Provision for income taxes	31,175	28,331	74,029	74,634
Depreciation and amortization	35,614	27,738	68,082	54,010
EBITDA	135,541	121,187	458,832	313,895
Non-cash stock-based compensation expense	24,120	35,366	(69,670)	63,185
Adjusted EBITDA	$159,661	$156,553	$389,162	$377,080
Net income margin	15.5%	16.1%	33.6%	21.6%
Adjusted EBITDA margin	36.5%	39.0%	41.5%	44.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income to non-GAAP net income:
Net income	$67,970	$64,516	$315,157	$183,812
Non-cash stock-based compensation expense	24,120	35,366	(69,670)	63,185
Income tax effect on non-GAAP adjustments	(255)	(5,620)	(7,004)	(10,084)
Non-GAAP net income	$91,835	$94,262	$238,483	$236,913

Weighted average shares outstanding:
Basic	56,451	57,920	56,499	57,895
Diluted	56,771	58,033	56,548	58,050

Earnings per share, basic	$1.20	$1.11	$5.58	$3.17
Earnings per share, diluted	$1.20	$1.11	$5.57	$3.17
Non-GAAP net income per share, basic	$1.63	$1.63	$4.22	$4.09
Non-GAAP net income per share, diluted	$1.62	$1.62	$4.22	$4.08

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$1.20	$1.11	$5.58	$3.17
Non-cash stock-based compensation expense	0.43	0.61	(1.23)	1.09
Income tax effect on non-GAAP adjustments	—	(0.09)	(0.13)	(0.17)
Non-GAAP net income per share, basic	$1.63	$1.63	$4.22	$4.09

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$1.20	$1.11	$5.57	$3.17
Non-cash stock-based compensation expense	0.42	0.61	(1.23)	1.09
Income tax effect on non-GAAP adjustments	—	(0.10)	(0.12)	(0.18)
Non-GAAP net income per share, diluted	$1.62	$1.62	$4.22	$4.08

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted gross profit:
Total revenues	$437,512	$401,139	$937,393	$852,776
Less: Total cost of revenues	(83,884)	(67,428)	(162,515)	(132,660)
Total gross profit	353,628	333,711	774,878	720,116
Plus: Non-cash stock-based compensation expense	4,163	3,353	7,154	5,738
Total adjusted gross profit	$357,791	$337,064	$782,032	$725,854
Gross margin	80.8%	83.2%	82.7%	84.4%
Adjusted gross margin	81.8%	84.0%	83.4%	85.1%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted sales and marketing expenses:
Sales and marketing expenses	$106,864	$106,435	$222,388	$210,009
Less: Non-cash stock-based compensation expense	(4,802)	(6,040)	(10,296)	(11,516)
Adjusted sales and marketing expenses	$102,062	$100,395	$212,092	$198,493

Total revenues	$437,512	$401,139	$937,393	$852,776
Sales and marketing expenses as a % of revenues	24.4%	26.5%	23.7%	24.6%
Adjusted sales and marketing expenses as a % of revenues	23.3%	25.0%	22.6%	23.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted total administrative expenses:
Total administrative expenses	$258,488	$246,445	$393,924	$472,418
Less: Non-cash stock-based compensation expense	(19,957)	(32,013)	76,824	(57,447)
Adjusted total administrative expenses	$238,531	$214,432	$470,748	$414,971

Total revenues	$437,512	$401,139	$937,393	$852,776
Total administrative expenses as a % of revenues	59.1%	61.4%	42.0%	55.4%
Adjusted total administrative expenses as a % of revenues	54.5%	53.5%	50.2%	48.7%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjusted research and development expenses:
Research and development expenses	$62,371	$49,118	$112,880	$91,787
Less: Non-cash stock-based compensation expense	(7,775)	(6,639)	(13,145)	(11,897)
Adjusted research and development expenses	$54,596	$42,479	$99,735	$79,890

Total revenues	$437,512	$401,139	$937,393	$852,776
Research and development expenses as a % of revenues	14.3%	12.2%	12.0%	10.8%
Adjusted research and development expenses as a % of revenues	12.5%	10.6%	10.6%	9.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total research and development costs:
Capitalized research and development costs	$31,186	$22,878	$61,032	$44,231
Research and development expenses	62,371	49,118	112,880	91,787
Total research and development costs	$93,557	$71,996	$173,912	$136,018

Total revenues	$437,512	$401,139	$937,393	$852,776
Total research and development costs as a % of revenues	21.4%	17.9%	18.6%	16.0%

Adjusted total research and development costs:
Total research and development costs	$93,557	$71,996	$173,912	$136,018
Less: Capitalized non-cash stock-based compensation	(5,208)	(4,155)	(8,797)	(7,752)
Less: Non-cash stock-based compensation expense	(7,775)	(6,639)	(13,145)	(11,897)
Adjusted total research and development costs	$80,574	$61,202	$151,970	$116,369

Total revenues	$437,512	$401,139	$937,393	$852,776
Adjusted total research and development costs as a % of revenues	18.4%	15.3%	16.2%	13.6%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Non-cash stock-based compensation expense:
Operating expenses	$4,163	$3,353	$7,154	$5,738
Sales and marketing	4,802	6,040	10,296	11,516
Research and development	7,775	6,639	13,145	11,897
General and administrative	7,380	19,334	(100,265)	34,034
Total non-cash stock-based compensation expense	$24,120	$35,366	$(69,670)	$63,185

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.